SECOND AMENDMENT TO LICENSE AGREEMENT

     This Second Amendment to License Agreement ("Second Amendment") dated effective as of August 1, 2002, is made by and between Emerson Radio Corp. ("Licensor") and Funai Corporation, Inc. ("Licensee").

     WHEREAS, Licensor and Licensee are parties to that License Agreement ("Agreement") effective as of January 1, 2001, as amended by First Amendment to License Agreement, dated February 19, 2002; and

     WHEREAS, the parties wish to further amend the Agreement effective as of the effective date of this Second Amendment to reflect a revised royalty rate for sales to Walmart only.

     NOW, THEREFORE, the parties agree to the following:

     1. Capitalized Terms and Amended Exhibit A. All capitalized terms not defined herein shall have the same meaning as in the Agreement. Exhibit A, Section III. of the Agreement shall be amended to read as set forth on the attached Amended Exhibit A.

     2. All Other Provisions of the Agreement. All other provisions of the Agreement not amended herein shall continue to have their full force and effect.

     IN WITNESS WHEREOF, this Second Amendment has been executed by the duly authorized representative of each party effective as of the above effective date.

          EMERSON RADIO CORP.                FUNAI CORPORATION, INC.


          By:   /s/ John J. Raab             By:  /s/ Masao Suwa
          Name:  John J. Raab                Name:  Masao Suwa
          Title: EVP - International         Title:  President